UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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General Cable Corporation
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On December 4, 2017, Michael T. McDonnell, President and Chief Executive Officer of the Company, sent the email message below to all salaried employees of the Company, and this email message was posted on the Company’s intranet:

TEAM MEMBER EMAIL & INTERNAL ARTICLE

CONFIDENTIAL – NOT FOR EXTERNAL DISTRIBUTION

TO:         All General Cable Team Members

DATE:    December 4, 2017

Dear General Cable Team Members,

Today marks a fundamentally important and exciting day in our Company’s history. We have just announced that Prysmian Group and General Cable will combine to create the largest and most capable wire and cable company in the world. A copy of the press release can be found here [http://investor.generalcable.com/phoenix.zhtml?c=81254&p=irol-newsArticle&ID=2320740].

This transaction best positions our Company to meet the future opportunities and challenges in our dynamic and evolving industry, which demands ever more efficient and technically sophisticated wire and cable solutions and capabilities. Together, we will be able to deliver - consistently across the globe - a robust portfolio of products and services and new product innovation to meet these challenges and capitalize on these opportunities.

As a result of your dedication and hard work over the past several years, we are more focused, more efficient and more competitive than ever. We are viewed with great respect by our customers and the industry in general, which is a testament to you and your ongoing commitment to our Company. You should be proud of all that we have accomplished through our transformation program. Our work has best positioned the Company to take this critical next step for its long-term future.

I firmly believe this is the right time, and Prysmian Group is the right partner to begin this new chapter of our Company’s journey. Prysmian Group has an outstanding reputation, is well-respected, and is globally recognized as the progressive leader in the industry. [Click here for company profile]

We have complementary businesses and technologies that leverage each other’s strengths. Specifically:

•	Broader product and technology offerings, for example in fiber optic communications and in high voltage land and subsea cables and turnkey services

•	Acceleration of innovation by combining and continuing both companies’ complementary technology investments

•	Increased investments to improve processes and systems, resulting in higher customer service and delivery performance levels, reduced lead times

Today’s announcement of a signed purchase agreement is just the first step of the process. This transaction must go through regulatory and shareholder approvals and other customary closing conditions. We expect this process to be complete by third quarter, 2018.

Until the transaction closes, it’s important to remember that we are still two separate Companies. We must continue to compete with each other as we do today. That means we should not collaborate with each other, jointly approach customers, or exchange sensitive commercial information until the transaction is concluded.

I realize this news probably evokes many different feelings for you; it does for me. The strategic alternatives process has been long and rigorous. Our Board conducted a careful review and consideration of all possible alternatives before arriving at this decision in the best interests of all stakeholders. Throughout this time, there has been a lot of uncertainty, and I recognize that the uncertainty may continue for a few months more. I continue to appreciate and am grateful for your commitment to concentrate on your responsibilities to our business, customers and fellow team members.

It’s too soon to know what changes may occur after the transaction closes. An integration team will be formed during this period to develop a plan to combine the Companies after closing. We will share information with you about this plan when we are able.

I deeply appreciate all that you all do each and every day. I thank you for your hard work, dedication and focus as we take this next strategic step to create the largest and most capable wire and cable Company in the world.

/s/ Mike McDonnell

Mike McDonnell

This action may generate considerable interest from the media and shareholder community. If you are contacted by any external stakeholder, please refer them to Len Texter (financial) at ltexter@generalcable.com or Lisa Fell (media/trade/community) at lfell@generalcable.com

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication, including, without limitation, statements regarding the proposed transaction, future financial results and performance, plans and objectives, capital expenditures, understanding of competition, projected sources of cash flow, potential legal liability, proposed legislation and regulatory action, and our management’s beliefs, expectations or opinions, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or the rules and regulations promulgated by the SEC. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “may,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume,” “seek to” or other similar expressions, or the negative of these expressions, although not all forward-looking statements contain these identifying words.

Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which we have no control. These factors, risks and uncertainties include, but are not limited to, the following: (1) the conditions to the completion of the proposed transaction may not be satisfied, or the regulatory approvals required for the proposed transaction may not be obtained on the terms expected or on the anticipated schedule; (2) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement between the parties to the proposed transaction; (4) the effect of the announcement or pendency of the proposed transaction on our business relationships, operating results, and business generally; (5) risks that the proposed transaction disrupts our current plans and operations and potential difficulties in our employee retention as a result of the proposed transaction; (6) risks related to diverting management’s attention from our ongoing business operations; (7) the outcome of any legal proceedings that may be instituted against us related to the proposed transaction or the transaction agreement between the parties to the proposed transaction; (8) the amount of the costs, fees, expenses and other charges related to the proposed transaction; (9) general economic conditions, particularly those in the construction, energy and information technology sectors; (10) the volatility in the price of raw materials, particularly copper and aluminum; (11) the trading price of our common stock; and (12) other factors discussed from time to time in our reports filed with the SEC, including the factors discussed in Item 1A of the Company’s 2016 Annual Report on Form 10-K as filed with the SEC on February 24, 2017 and subsequent SEC filings, which are available at http://www.sec.gov.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events. The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Prysmian Group. In connection with the proposed transaction, the Company and Prysmian Group intend to file relevant materials with the SEC, including the Company’s proxy statement on Schedule 14A. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and the Company’s stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from the Company. Such documents are not currently available.

Participants in Solicitation

The Company and its directors and executive officers, and Prysmian Group and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2017 Annual Meeting of Stockholders, which was filed with the SEC on April 3, 2017. Information about the directors and executive officers of Prysmian Group will be set forth in the Company’s proxy statement to be filed with the SEC in connection with the proposed transaction. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available.

Below is the Prysmian Group company profile to which paragraph 4 of the email referred to:

Prysmian Group: Background

•	Based in Milan, Italy, Prysmian Group is world leader in the energy and telecom cables and systems industry.

•	In the energy sector, it operates in the businesses of underground and submarine cables and systems for power transmission and distribution of special cables for applications in many different industries and of medium and low voltage cables for the construction and infrastructure sectors.

•	For the telecommunications industry, Prysmian manufactures cables and accessories for voice, video and data transmission, offering a comprehensive range of optical fibers, optical and copper cables and connectivity systems.

•	The company operates under two industry-leading brands, Prysmian and Draka.

•	Prysmian, which is a public company listed on the Italian Stock Exchange, has nearly 140 years of experience, 21,000 employees across 50 countries, 82 plants and 17 R&D centers and generated sales of over €7.5 billion in 2016.

•	The company is guided by its mission of providing customers with superior cable solutions based on state-of-the-art technology and consistent excellence in execution.

•	Prysmian is a customer-centric organization with a commitment to innovation – it believes research & development is critical to meeting and exceeding customers’ needs.

•	Its mission is underpinned by the core values of excellence, understanding and integrity.

•	Prysmian is committed to safety in the workplace and the development of its people. At the same time, it focused on implementing sustainable, responsible practices across the organization.

# # #

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication, including, without limitation, statements regarding the proposed transaction, future financial results and performance, plans and objectives, capital expenditures, understanding of competition, projected sources of cash flow, potential legal liability, proposed legislation and regulatory action, and our management’s beliefs, expectations or opinions, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or the rules and regulations promulgated by the SEC. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “may,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume,” “seek to” or other similar expressions, or the negative of these expressions, although not all forward-looking statements contain these identifying words.

Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which we have no control. These factors, risks and uncertainties include, but are not limited to, the following: (1) the conditions to the completion of the proposed transaction may not be satisfied, or the regulatory approvals required for the proposed transaction may not be obtained on the terms expected or on the anticipated schedule; (2) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement between the parties to the proposed transaction; (4) the effect of the announcement or pendency of the proposed transaction on our business relationships, operating results, and business generally; (5) risks that the proposed transaction disrupts our current plans and operations and potential difficulties in our employee retention as a result of the proposed transaction; (6) risks related to diverting management’s attention from our ongoing business operations; (7) the outcome of any legal proceedings that may be instituted against us related to the proposed transaction or the transaction agreement between the parties to the proposed transaction; (8) the amount of the costs, fees, expenses and other charges related to the proposed transaction; (9) general economic conditions, particularly those in the construction, energy and information technology sectors; (10) the volatility in the price of raw materials, particularly copper and aluminum; (11) the trading price of our common stock; and (12) other factors discussed from time to time in our reports filed with the SEC, including the factors discussed in Item 1A of the Company’s 2016 Annual Report on Form 10-K as filed with the SEC on February 24, 2017 and subsequent SEC filings, which are available at http://www.sec.gov.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events. The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Prysmian S.p.A. In connection with the proposed transaction, the Company intend to file relevant materials with the SEC, including the Company’s proxy statement on Schedule 14A. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and the Company’s stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from the Company. Such documents are not currently available.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2017 Annual Meeting of Stockholders, which was filed with the SEC on April 3, 2017. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available.